Exhibit 10.2

FORBEARANCE AGREEMENT AND WAIVER

This FORBEARANCE AGREEMENT AND WAIVER (this “Forbearance Agreement”) dated as of September 7, 2011 is by and among (i) ARGYLE MARITIME CORP., CATON MARITIME CORP., DORCHESTER MARITIME CORP., LONGWOODS MARITIME CORP., MCHENRY MARITIME CORP. and SUNSWYCK MARITIME CORP. each a corporation organized under the laws of the Republic of the Marshall Islands (collectively, together with any Borrowers joined on or after the date hereof, the “Borrowers” and, each individually, a “Borrower”), (ii) TBS INTERNATIONAL PLC, a corporation formed under the laws of Ireland (“Irish Holdings”), (iii) TBS INTERNATIONAL LIMITED, a corporation formed under the laws of Bermuda (“Bermuda Holdings”, and together with Irish Holdings, “Holdings”), (iv) each lender party hereto (collectively, the “Consenting Lenders” and individually, a “Consenting Lender”), and (v) THE ROYAL BANK OF SCOTLAND PLC, as agent (in such capacity, the “Agent”), Security Trustee and Swap Bank.  Capitalized terms which are used herein without definition and which are defined in the Credit Agreement referred to below shall have the same meanings herein as in the Credit Agreement.

WHEREAS, the Borrowers, Holdings, the Consenting Lenders and the Agent, among others, are parties to that certain Amended and Restated Credit Agreement dated as of 29 January 2011 (as amended and in effect from time to time, the “Credit Agreement”) and the Borrowers, Holdings and the Agent are parties to that certain letter agreement dated 15 April 2011 (the “Supplement”);

WHEREAS, the Borrowers have advised the Lenders and the Agent that the Borrowers anticipate one or more of the following Defaults and Events of Default occurring under the Credit Agreement during the period from and after the date hereof and prior to December 15, 2011: (i) the failure to pay to the Lenders on September 30, 2011 the principal amount of the Loan due under Clause 8.1 of the Credit Agreement, which payment failure would be an Event of Default under Clause 19.1(a) of the Credit Agreement (the “Payment Event of Default”), (ii) the potential failure to deliver rolling 13 week cash flow forecasts (“Cash Flow Forecasts”) that evidence and/or project the required minimum Qualified Cash as set forth in Clause 11.6(f) of the Credit Agreement and Clause 4(b) of the Supplement, which failure should such occur would be an Event of Default under Clause 19.1(c) of the Credit Agreement (the “Cash Flow Forecasts Event of Default”), provided, that the Borrowers shall continue to be required to deliver Cash Flow Forecasts as required in Clause 11.6(f) of the Credit Agreement and Clause 4(c) of the Supplement, and the failure to deliver such reports shall not be a Specified Default, (iii) the potential failure to maintain the required minimum Qualified Cash as set forth in Clause 11.18(i) of the Credit Agreement, which failure should such occur would be an Event of Default under Clause 19.1(c) of the Credit Agreement (the “Minimum Qualified Cash Event of Default”), provided that the Borrowers shall continue to be required to maintain with the Agent an aggregate daily closing balance of Qualified Cash of the TBS Group of, on average in any week, at least $3,000,000 (excluding restricted cash) and the failure to maintain such minimum average balance with the Agent shall not be a Specified Default (iv) the potential failure to be in compliance with the Minimum Consolidated Interest Charges Coverage Ratio and the Maximum Consolidated Leverage Ratio as of the end of the fiscal quarter ending September 30, 2011 under Clause 11.18(i) of the Credit

Agreement, which failures should such occur would each be an Event of Default under Clause 19.1(c) of the Credit Agreement (collectively, the “Financial Covenant Compliance Events of Default”), (v) the potential failure to maintain the minimum required security cover as required by Clause 15.1 of the Credit Agreement and to make prepayments to cure any such Event of Default set forth in Clause 19.1(b) of the Credit Agreement (the “Loan Value Event of Default”), and (vi) one or more cross-defaults arising as a result of the occurrence of certain defaults and events of default under one or more of the TBS Credit Facilities identified on Schedule 1 attached hereto, which such defaults and events of default should such occur would be an Event of Default under Clause 19.1(f) of the Credit Agreement (collectively, the “Cross-Defaults”) (the Cash Flow Forecasts Event of Default, the Minimum Qualified Cash Event of Default, the Financial Covenant Compliance Events of Default, the Loan Value Event of Default and the Cross-Defaults, in each case to the extent occurring prior to the Forbearance Termination Date (as defined below), are herein referred to, collectively, as the “Specified Defaults”); and

WHEREAS, the Borrowers have requested that the Consenting Lenders and the Agent, and the Consenting Lenders and the Agent are willing to, (i) forbear, as herein provided, from exercising their rights and remedies under the Credit Agreement, the other Finance Documents and applicable laws as a result of the Payment Event of Default and (ii) waive, as herein provided, the Specified Defaults to the extent such Specified Defaults occur.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, Holdings, the Consenting Lenders and the Agent hereby agree as follows:

Section 1.                                          Forbearance Arrangements.  Subject to all of the other terms and conditions set forth herein, and (a) solely with respect to the Payment Event of Default, the Agent and the Consenting Lenders agree to forbear from exercising their rights and remedies under the Credit Agreement, the other Finance Documents and applicable law arising as a result of the Payment Event of Default (it being understood that nothing herein shall constitute a waiver of any Payment Event of Default) and (b) solely with respect to the Specified Defaults, the Agent and the Consenting Lenders agree to waive the Specified Defaults in each case, solely during the period from the date hereof until that date (the “Forbearance Termination Date”) which is the earliest to occur of (i) December 15, 2011, (ii) the failure after the date hereof of any of the Security Parties to comply with any of the terms or undertakings of this Forbearance Agreement, including, without limitation, the covenants set forth in Section 2 hereof, (iii) the failure after the date hereof of any of the Security Parties to comply with any of the terms or undertakings of any amendment, waiver, forbearance or similar agreement with the lenders and other financial institutions under any of the TBS Credit Facilities identified on Schedule 1 attached hereto or the expiration, for any reason, of any deferral, forbearance or similar period referred to therein, and (iv) the occurrence after the date hereof of any Default or Event of Default (other than the Payment Event of Default and the Specified Defaults) and (v) the date that any of the Security Parties or any affiliate thereof or any person or entity claiming by or through any of the Security Parties joins in, assists, cooperates or participates as an adverse party or adverse witness in any suit or other proceedings against the Agent, the Lenders or any of their respective affiliates relating to the indebtedness referred to as the Secured Liabilities or any amounts owing hereunder in connection with or related to any of the transactions contemplated by the Credit Agreement, the other Finance Documents, this Forbearance Agreement or any documents, agreements or instruments executed in connection with any of the foregoing.  Upon the Forbearance Termination Date, the agreements of the Agent and the Consenting Lenders to forbear from exercising their rights and remedies in respect of the Payment Event of Default and to waive the Specified Defaults, each as set forth herein, shall automatically, without the requirement of any notice to any Security Party, terminate  (and the Specified Defaults shall automatically be reinstated, without the requirement of any notice to any Security party or otherwise, for all purposes under the Finance Documents for all periods, including periods after the Forbearance Termination Date) and the Agent and the Lenders shall be free in their sole and absolute discretion to proceed to enforce any or all of their rights and remedies set forth in this Forbearance Agreement, the Credit Agreement, the other Finance Documents and applicable law, including, without limitation, the right to demand the immediate repayment of the Loans and the right to demand the immediate repayment of all other Secured Liabilities in full.

Section 2.                                          Covenants.

(a)                                  Default Interest.  Commencing on 30 September 2011 the Borrowers shall accrue interest on the principal amount of all outstanding Secured Liabilities at the default rate as set forth in Clause 7.2 of the Credit Agreement (as amended below) provided that the 2 per cent per annum portion of the interest rate that is above the rate otherwise applicable shall be payable on the interest payment date occurring immediately following the Forbearance Termination Date.  Except as set forth above, interest on each Loan shall continue to be due and payable in arrears on each interest payment date applicable thereto under Clause 5 of the Credit Agreement and the Borrowers agree to pay all interest then due and payable on each such interest payment date and as otherwise provided in the Credit Agreement.

(b)                                 Restructuring Advisor.  At the Security Parties’ expense Watson, Farley & Williams LLP, counsel to the Agent, shall engage a financial advisor (a “Restructuring Advisor”) to, among other things, make visits to, and discuss financial and operational matters with, the Borrowers and the other Security Parties upon reasonable advance notice and at reasonable times during normal business hours and to advise the Agent and the Lenders as to the business, operations, financial condition and restructuring alternatives of the Borrowers and the other Security Parties.  The Borrowers and the other Security Parties covenant and agree that (i) such Restructuring Advisor shall not be limited in the frequency of visits to the facilities of the Borrowers and the other Security Parties; and (ii) the Borrowers and the other Security Parties shall cooperate with such Restructuring Advisor and provide such Restructuring Advisor with all information and documents reasonably requested by such Restructuring Advisor in connection with its engagement within a reasonable period of time after request.  All reasonable fees and expenses of the Restructuring Advisor shall be for the account of the Borrowers and shall constitute Secured Liabilities under the Credit Agreement.  Such fees shall be payable by the Borrowers on a monthly basis by a date certain each month with failure to pay within 2 Business Days of the due date constituting a breach of this Forbearance Agreement and the Credit Agreement and an immediate Event of Default.  The failure of the Borrowers and the other Security Parties to cooperate with the Restructuring Advisor and to provide any information or documents reasonably requested by such Restructuring Advisor as provided above shall constitute a breach of this Forbearance Agreement and the Credit Agreement and be an immediate Event of Default under the Credit Agreement pursuant to Clause 19.1(d) thereof.  The Restructuring Advisor will provide good faith estimates of its fees and expenses on a periodic basis from time to time, and will be instructed to perform its work in an efficient manner, avoiding duplication of effort and utilizing the information and work product provided to it by the Security Parties and their advisors to the extent practical.

(c)                                  Security Parties’ Restructuring Advisor.  The Security Parties shall continue to engage AlixPartners, LLP as the restructuring advisor to the Security Parties, with a scope of services reasonably acceptable to the Agent, until otherwise agreed in writing by the Agent.  In the event that AlixPartners, LLP terminates their existing engagement by the Security Parties, the Borrowers shall appoint a restructuring advisor satisfactory to the Agent with a scope of services reasonably acceptable to the Agent within 5 Business Days (or such longer period of time as agreed to in writing by the Agent) of AlixPartners, LLP providing the Borrowers written notice of termination of their contract with the Borrowers.  The Borrowers shall cause the newly appointed restructuring advisor to continue to serve as a restructuring advisor to the Security Parties until otherwise agreed in writing by the Agent.   The Borrowers agree that any final written reports of such Restructuring Advisor provided to the Borrowers and other Security Parties will also be provided to the Agent and the Lenders within a reasonable period of time following the Borrowers’ or, as applicable, the other Security Parties’ receipt of such final written reports, provided that any such written reports the disclosure of which would forfeit an attorney-client, accountant-client or other available privilege shall be excluded from the foregoing delivery requirements.

(d)                                 Cash Flow Forecasts.  The Borrowers agree that the Cash Flow Forecasts to be provided pursuant to Clause 11.6(f) of the Credit Agreement and Clause 4(c) of the Supplement, shall report the amount of Qualified Cash on deposit with the Agent and the Bank of America (as well as the other information currently included in the Cash Flow Reports).

Section 3.                                          Affirmation and Acknowledgment of the Borrowers and other Security Parties.

(a)                                  Ratification of Obligations and Security.  Each Borrower and each other Security Party hereby ratifies and confirms all of its Secured Liabilities to the Lenders and the Agent, including, without limitation, the Loans, and each Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders and the Agent the Loans and all other amounts due under the Credit Agreement.  Each Borrower hereby confirms that the Secured Liabilities are secured pursuant to the Finance Documents and pursuant to all other instruments and documents executed and delivered by the Borrowers and as security for the Secured Liabilities.

(b)                                 Compliance with Finance Documents.  Each Security Party will, and will cause each of its subsidiaries to, comply and continue to comply with all of the terms,

covenants and provisions contained in the Finance Documents to which each is a party and any other instruments evidencing or creating any of the Secured Liabilities.  Without limiting the foregoing, the Borrowers and the other Security Parties acknowledge and agree that, notwithstanding the forbearance and waiver arrangements set forth in Section 1 hereof, the Borrowers and the other Security Parties shall continue to be obligated to deliver all financial statements, certificates, notices, valuations and other information required under the terms of the Credit Agreement and the other Finance Documents as set forth in the applicable Finance Document and any failure to deliver such financial statements, certificates, notices, valuations and other information as therein provided shall be an Event of Default under the Credit Agreement as therein provided.

(c)                                  Further Assurances.  Each Security Party will, and will cause its subsidiaries to, at any time or from time to time execute and deliver such further instruments, each in form and substance satisfactory to the Agent, and take such further action as the Agent may reasonably request, in each case further to effect the purposes of this Forbearance Agreement, the Finance Documents and all documents, agreements and instruments executed in connection therewith.

(d)                                 Equal Treatment.  No other creditor under the TBS Credit Facilities identified in Schedule 1 to the Forbearance Agreement shall be given more favourable terms as part of their agreement to enter the TBS Credit Facility Forbearance Arrangements (as defined in section 6(b) below) than those which are to apply to the Lenders in relation to this Forbearance Agreement.

Section 4.                                          Release.  In order to induce the Agent and the Consenting Lenders to enter into this Forbearance Agreement, each Security Party acknowledges and agrees that, as of the date hereof: (a) such Security Party does not have any claim or cause of action against the Agent or any Lender (or any of its respective directors, officers, employees or agents); (b) such Security Party does not have any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to the Agent or any Lender; and (c) the Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Security Parties.  Each Security Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect the Agent’s or any Lender’s rights, interests, contracts, collateral security or remedies.  Therefore each Security Party unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Agent or any Lender to such Security Party, except the obligations to be performed by the Agent or any Lender on or after the date hereof as expressly stated in this Forbearance Agreement, the Credit Agreement and the other Finance Documents, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Loan Party might otherwise have against the Agent, any Lender or any of its directors, officers, employees or agents, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

Section 5.                                          Representations and Warranties.  Holdings and the Borrowers hereby represent and warrant to the Agent as follows:

(a)                                  Representations and Warranties in the Credit Agreement.  The representations and warranties of Holdings and the Borrowers contained in the Credit Agreement were true and correct in all material respects as of the date when made and continue to be true and correct in all material respects on the Forbearance Agreement Effective Date (as defined below) except for (a) representations or warranties which expressly relate to an earlier date in which case such representations and warranties shall be true and correct, in all material respects, as of such earlier date, (b) representations or warranties which are no longer true as a result of a transaction expressly permitted by the Credit Agreement or (c) representations or warranties which are no longer true solely as a result of the Payment Event of Default and the Specified Defaults.

(b)                                 Ratification, Etc.  Except as expressly modified hereby, the Credit Agreement is hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement shall, together with this Forbearance Agreement, be read and construed as a single agreement.  All references in the Credit Agreement or any related agreement or instrument shall hereafter refer to the Credit Agreement as modified hereby.

(c)                                  Authority, Etc.  The execution and delivery by each of Holdings and the Borrowers of this Forbearance Agreement and the performance by each of Holdings and the Borrowers of all of its agreements and obligations under the Credit Agreement, as modified hereby, are within Holdings and each Borrower’s corporate authority and have been duly authorized by all necessary corporate action on the part of Holdings and such Borrower.

(d)                                 Enforceability.  This Forbearance Agreement and the Credit Agreement, as modified hereby, constitute the legal, valid and binding obligations of Holdings and the Borrowers and are enforceable against Holdings and the Borrowers in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

Section 6.                                          Effectiveness of Forbearance Agreement.  The provisions of this Forbearance Agreement shall become effective upon the satisfaction of all of the following conditions (such date, the “Forbearance Agreement Effective Date”), in each case in a manner and in form and substance satisfactory to the Agent (unless otherwise agreed to in writing by the Agent):

(a)                                  This Forbearance Agreement shall have been duly executed and delivered by each of the Borrowers, Holdings, the Agent and the Consenting Lenders and shall be in full force and effect;

(b)                                 The applicable subsidiaries of Holdings shall have entered into forbearance arrangements or, as applicable, an amendment, waiver or other modification (the “TBS Credit Facility Forbearance Arrangements”) reasonably satisfactory to the Agent of each TBS Credit Facility identified on Schedule 1 to this Forbearance Agreement and any other material Indebtedness of such subsidiaries, in each case to the extent required by such TBS Credit Facility to maintain compliance therewith (or, in the case of failure to make payments thereunder, forbear from pursuing any remedies in respect of such default) and the Agent shall have received an Officer’s Certificate signed by a duly authorized officer of Holdings and attaching and certifying to be true, correct and complete, a fully executed copy of each such forbearance arrangement or, as applicable, amendment, waiver or other modification.

(c)                                  The Agent shall have received payment for the fees, and expenses including, without limitation, fees and expenses incurred by their counsel Watson, Farley & Williams LLP and other consultants, for which invoices or estimates therefor have been provided to the Security Parties on or prior to the Forbearance Agreement Effective Date.

(d)                                 The representations and warranties of each of the Security Parties in the Credit Agreement and the other Finance Documents shall be true and correct in all material respects as of the Forbearance Agreement Effective Date, except with respect to the occurrence of the Payment Event of Default and the Specified Defaults referred to herein and to the extent that any of such representations and warranties relate by their terms to a prior date they shall be true and correct in all material respects as of such prior date.

(e)                                  There shall have occurred no Potential Default or Event of Default other than the Payment Event of Default and the Specified Defaults.

Section 7.                                          Amendments to Credit Agreement.  The Credit Agreement shall be amended as follows:

(a)                                  Clause 7.2 of the Credit Agreement shall be amended by replacing “1.5 per cent” with “2 per cent”;

(b)                                 Clause 8.11 of the Credit Agreement shall be amended by replacing “prepaid” with “repaid”.

Except as expressly provided in this Forbearance Agreement, all of the terms and conditions of the Credit Agreement remain in full force and effect.

Section 8.                                          Execution in Counterparts.  This Forbearance Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Forbearance Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

Section 9.                                          Expenses.   Pursuant to Clause 20 of the Credit Agreement all costs and expenses incurred or sustained by the Agent in connection with this Forbearance Agreement, including the fees and disbursements of legal counsel for the Agent in producing, reproducing and negotiating the Forbearance Agreement, will be for the account of the Borrowers whether or not the transactions contemplated by this Forbearance Agreement are consummated.

Section 10.                                   Miscellaneous.  THIS FORBEARANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, ENGLISH LAW AND THE JURISDICTION PROVISIONS OF CLAUSE 31 OF THE CREDIT AGREEMET SHALL APPLY AS IF SET OUT IN FULL HEREIN WITH THE NECESSARY CHANGE. The captions in this Forbearance Agreement are for convenience of reference only and shall not define or limit the provisions hereof.  This Forbearance Agreement shall constitute one of the Finance Documents referred to in the Credit Agreement and any failure by any Security Party to comply with the terms contained herein shall constitute an immediate Event of Default.

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IN WITNESS WHEREOF, the undersigned have duly executed this Forbearance Agreement as of the date first set forth above.

BORROWERS:	ARGYLE MARITIME CORP.
CATON MARITIME CORP.
DORCHESTER MARITIME CORP.
LONWOODS MARITIME CORP.
MCHENRY MARITIME CORP.
SUNSWYCK MARITIME CORP.

	By:	/s/ Tulio R. Prieto
	Name:	Tulio R. Prieto
	Title:	Attorney in Fact

HOLDINGS:	TBS INTERNATIONAL PLC

	By:	/s/ Tulio R. Prieto
	Name:	Tulio R. Prieto
	Title:	Attorney in Fact

TBS INTERNATIONAL LIMITED

	By:	/s/ Tulio R. Prieto
	Name:	Tulio R. Prieto
	Title:	Attorney in Fact

AGENT:	THE ROYAL BANK OF SCOTLAND PLC

	By:	/s/ Jayne Tobin
	Name:	Jayne Tobin
	Title:	Associate Director

THE ROYAL BANK OF SCOTLAD PLC, as a Consenting Lender

By:	/s/ Colin Manchester
Name:	Colin Manchester
Title:	Head of Shipping Coverage, Americas

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE as a Consenting Lender

By:	/s/ Gerhard A. Winklmeier
Name:	Gerhard A. Winklmeier
Title:	Senior Vice President

By:	/s/ Lutz J. Feldmann
Name:	Lutz J. Feldmann
Title:	Assistant Vice President, Corporate Finance

NORDDEUTSCHE LANDESBANK GIROZENTRALE a Consenting Lender

By:	/s/ Illegible
Name:
Title:

By:	/s/ Illegible
Name:
Title:

SANTANDER ASSET FINANCE PLC, as a Consenting Lender

By:
Name:
Title:

BANK OF AMERICA, N.A. as a Consenting Lender

By:	/s/ Robert L. Wallace, Jr.
Name:	Robert L. Wallace, Jr.
Title:	SVP

SCHEDULE 1 TO FORBEARANCE AGREEMENT

EXISTING FINANCING AGREEMENTS

Amended and Restated Loan Agreement dated as of January 27, 2011 between Albemarle Maritime Corp and others as Borrowers, TBS International Plc, TBS International Limited, TBS Shipping Services Inc. as Administrative Borrower, Bank of America and others as Lenders and Bank of America as Administrative Agent, Swing Line Lender and L/C Issuer (as amended prior to the date hereof) and related ISDA Master Agreement.

Loan Agreement, dated January 16, 2008, between Bedford Maritime Corp., Brighton Maritime Corp., Hari Maritime Corp., Prospect Navigation Corp., Hancock Navigation Corp., Columbus Maritime Corp., and Whitehall Marine Transport Corp., as Borrower. and DVB Group Merchant Bank (ASIA) Ltd., as Lender (as amended prior to the date hereof).

Loan Agreement dated December 7, 2007, between Claremont Shipping Corp. and Yorkshire Shipping Corp., as Borrower, and Credit Suisse as Lender (as amended prior to the date hereof).

Loan Agreement dated February 29, 2008, between Amoros Maritime Corp., Lancaster Maritime Corp., and Chatham Maritime Corp., as Borrower, and AIG Commercial Equipment Finance, Inc., as Lender (as amended prior to the date hereof).

Loan Agreement dated June 19, 2008, between Grainger Maritime Corp., as Borrower, and Joh Berenberg, Gossler & Co. KG as Lender (as amended prior to the date hereof).